EXHIBIT 16.1

July 23, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sir or Madam:
We have read the statements of StationDigital Corporation, f/k/a Alarming Devices, Inc. (the "Company") pertaining to our firm included under Item 4.01 of Form 8-K dated June 6, 2014 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the Company contained therein.

Sincerely,
/s/ Li and Company, PC
Li and Company, PC